Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-102007) of our report dated January 18, 2002 relating to the consolidated financial statements and financial statement schedules of Provident Mutual Life Insurance Company, which appears in Nationwide Financial Services, Inc.’s Form S-4 (No. 333-90200). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania February 10, 2003